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                                                                   EXHIBIT 10.14

                                 NEWQUEST, INC.

                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of March 1, 2005, between NewQuest, Inc., a Delaware corporation (the "Company"), and John Murray Blackshear ("Executive").

          The execution and delivery of this Agreement by the Company and Executive are conditions to the Company's obligations to consummate the transactions contemplated by that certain Purchase and Exchange Agreement, dated as of November 10 2004, among NewQuest, LLC, a Texas limited liability company ("NQLLC"), NewQuest Holdings, Inc., a Delaware corporation ("Holdings"), the Company and certain other persons identified therein (the "Purchase Agreement").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

          2. Position and Duties.

          (a) During the Employment Period, Executive shall serve as the President, Texas Division of the Company and Holdings and shall have the normal duties, responsibilities, functions and authority of the President, Texas Division, subject to the power and authority of the Company's Chief Operating Officer to expand or limit such duties, responsibilities, functions and authority and to overrule actions of officers of the Company and Holdings. During the Employment Period, Executive shall render such administrative, financial and other executive and managerial services to Holdings, the Company and their respective Subsidiaries which are consistent with Executive's position as the Board may from time to time reasonably direct.

          (b) During the Employment Period, Executive shall report to the Company's Chief Operating Officer and shall devote his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Holdings, the Company and their respective Subsidiaries. Executive shall perform his duties, responsibilities and functions to Holdings, the Company and their respective Subsidiaries hereunder in good faith in a diligent, trustworthy and professional manner and shall comply with Holdings', the Company's and their respective Subsidiaries' policies and procedures in all material respects. During the Employment Period, Executive shall not serve as an officer or director of, or otherwise perform services for compensation for, any other entity without the prior written consent of the Board (which shall not be unreasonably withheld, conditioned or

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delayed); provided that Executive may participate on boards of charitable entities or other civic entities so long as such service does not materially interfere with Executive's duties under this Agreement.

          (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by Holdings or the Company, directly or through one or more Subsidiaries.

          3. Compensation and Benefits.

          (a) During the Employment Period, Executive's base salary shall be $315,000 per annum or such higher rate as the Board may determine from time to time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by the Company or one of its Subsidiaries in regular installments in accordance with such entity's general payroll practices (in effect from time to time). During the period beginning on the date of this Agreement and ending December 31, 2005, the Base Salary shall be pro rated on an annualized basis. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. During the Employment Period, Executive shall also be entitled to five weeks of paid vacation each calendar year in accordance with the Company's policies, which if not taken during any year may not be carried forward, other than with respect to one week per year, to any subsequent calendar year and no compensation shall be payable in lieu thereof, and shall be reimbursed up to $400 per month as an allowance for Executive's automobile. The Company or one of its affiliates or Subsidiaries shall obtain and maintain customary directors and officers' liability insurance coverage covering Executive on terms reasonably satisfactory to the Board.

          (b) In addition to the Base Salary, Executive shall be eligible for an annual bonus in an amount up to 50% of the Base Salary then in effect following the end of each fiscal year of the Company (ending December 31) based upon the achievement by Executive and the Company and its Subsidiaries of budgetary and other objectives set by the Board, in consultation with the Chief Executive Officer and the Chief Operating Officer; provided that with respect to the first year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that remained after the date hereof. Such bonus shall be paid on or before March 15 of the following year.

          (c) During the Employment Period, the Company or one of its Subsidiaries shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's and its Subsidiaries' policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's and its Subsidiaries' requirements with respect to reporting and documentation of such expenses.

          (d) All amounts payable to Executive as compensation hereunder shall be subject to all required and customary withholding by the Company.


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          4. Term.

          (a) The Employment Period will continue until (i) Executive's resignation, Disability (as defined in paragraph 4(f) below) or death, or (ii) the Board decides to terminate Executive's employment with or without Cause (as defined in paragraph 4(e) below). Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

          (b) If the Employment Period is terminated by the Company without Cause or upon Executive's resignation with Good Reason, Executive shall be entitled to (x) continue to receive his Base Salary payable in regular installments and (y) to continue to participate in employee benefit programs for senior executive employees (other than bonus and incentive compensation plans), at the Company's cost, to the extent permitted under the terms of such programs and under applicable law, as special severance payments from the date of termination for a period of twelve (12) months thereafter (the "Severance Period") if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and the General Release has become effective, and only so long as Executive has not revoked or breached the provisions of the General Release or breached the provisions of paragraphs 5, 6 or 7 hereof and does not apply for unemployment compensation chargeable to Holdings, the Company or any Subsidiary during the Severance Period, and Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period, except as specifically provided for in the Company's employee benefit plans or as otherwise expressly required by applicable law. The amounts payable pursuant to this paragraph 4(b) shall be payable in regular monthly installments. Unless Executive is terminated by the Company or its successor without Cause in connection with a Sale of the Company (as defined below), the amounts payable pursuant to this paragraph 4(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the Severance Period; provided that Executive shall have no duty or obligation to seek other employment during the Severance Period or otherwise mitigate damages hereunder. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation earned or received by him during the Severance Period. For purposes of this Agreement, "Sale of the Company" shall mean the sale of Holdings or the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (y) 50% or more of the common stock of Holdings, par value $.01 per share ("Common Stock") outstanding at the time of such transaction or series of transactions or (z) all or substantially all of the Company's assets determined on a consolidated basis. For purposes of this Agreement, "Independent Third Party" shall mean any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above (other than termination with Good Reason), Executive shall only be entitled to receive his Base Salary through the date of termination or expiration and


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shall not be entitled to any other salary, compensation or benefits from
Holdings, the Company or any of their respective Subsidiaries thereafter, except as otherwise specifically provided for under the Company's employee benefit plans or as otherwise expressly required by applicable law.

          (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). The Company may offset any amounts Executive owes Holdings, the Company or any of their respective Subsidiaries against any amounts Holdings, the Company or any of their respective Subsidiaries owes Executive hereunder.

          (e) For purposes of this Agreement, "Cause" shall mean with respect to Executive one or more of the following: (i) the conviction of a felony or other crime involving moral turpitude or the commission of any other act or omission involving material dishonesty or fraud with respect to the Company or any of its Subsidiaries, (ii) reporting to work under the influence of illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, which is not cured within 20 days following written notice thereof to the Executive, (iii) material and repeated failure to perform his duties as reasonably directed by the Board or the Company's Chief Operating Officer, which is not cured within 20 days following written notice thereof to the Executive, (iv) breach of fiduciary duty or engaging in gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured within 20 days after written notice thereof to Executive.

          (f) For purposes of this Agreement, "Disability" shall mean the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform or fails to perform the essential functions of Executive's duties for 90 consecutive days or 120 days during any 12-month period.

          (g) For purposes of this Agreement, "Good Reason" shall mean if Executive resigns from employment with Holdings, the Company and their respective Subsidiaries prior to the end of the Employment Period as a result of one or more of the following reasons: (i) the Company reduces the amount of the Base Salary, (ii) Holdings or the Company materially reduces his responsibilities, in each case which is not cured within 20 days after written notice thereof to the Company, (iii) the relocation of the Company's principal executive offices and/or the location at which Executive provides services pursuant to this Agreement to a location outside the metropolitan Houston, Texas area, or (iv) the Company's material breach of this Agreement; provided that written notice of Executive's resignation for Good Reason must be delivered to the Company within 45 days after the occurrence of any such event in order for Executive's resignation with Good Reason to be effective hereunder.


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          5. Confidential Information.

          (a) Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the Company and its Subsidiaries (including those obtained by him while employed by NQLLC or any of its subsidiaries prior to the date of this Agreement and the acquisition of NQLLC by Holdings and the Company) concerning the business or affairs of Holdings or the Company or NQLLC or any other Subsidiary ("Confidential Information") are the property of Holdings, the Company or such Subsidiary. Therefore, Executive agrees that, except as set forth in, and pursuant to, this paragraph 5(a), he shall not disclose to any unauthorized person or entity or use for his own purposes any Confidential Information or any confidential or proprietary information of other persons or entities in the possession of the Company and its Subsidiaries ("Third Party Information"), without the prior written consent of the Board, unless and to the extent that the Confidential Information or Third Party Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. In the event that Executive is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Executive shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Executive is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Executive may disclose the Confidential Information to the tribunal; provided that such disclosing Executive shall use its reasonable best efforts to assist the Company to obtain, at the request of the Company (and at the Company's sole expense), an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to Third Party Information, Confidential Information, Work Product (as defined below) or the business of Holdings, the Company, NQLLC or any other Subsidiaries which he may then possess or have under his control.

          (b) Executive shall be prohibited from using or disclosing any confidential information or trade secrets that Executive may have learned through any prior employment. If at any time during this employment with Holdings, the Company or any Subsidiary, Executive believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Executive may have to former employers, Executive shall immediately advise the Chief Executive Officer and Chief Operating Officer so that Executive's duties can be modified appropriately. Executive represents and warrants to the Company that Executive took nothing with him which belonged to any former employer when Executive left his prior position and that Executive has nothing that contains any information which belongs to any former employer. If at any time Executive discovers this is incorrect, Executive shall promptly return any such materials to Executive's former employer. The Company does not want any such materials, and Executive shall not be permitted to use or refer to any such materials in the performance of Executive's duties hereunder.


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          6. Intellectual Property, Inventions and Patents. Executive
acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to Holdings', the Company's or any of their Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by Holdings, the Company and its Subsidiaries, whether before or after the date of this Agreement ("Work Product"), belong to Holdings, the Company or such Subsidiary. Executive shall promptly disclose all patentable inventions and other material Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). Executive acknowledges that all Work Product shall be deemed to constitute "works made for hire" under the U.S. Copyright Act of 1976, as amended.

          In accordance with Title 19, Section 805 of the Delaware Code, Executive is hereby advised that this paragraph 6 regarding Holdings', the Company's and their Subsidiaries' ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of Holdings, the Company or any Subsidiary was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of Holdings, the Company or any Subsidiary or to Holdings', the Company's or any Subsidiaries' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for Holdings, the Company or any Subsidiary.

          7. Non-Compete, Non-Solicitation.

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with the Company and its Subsidiaries he shall become familiar, and during his employment with NQLLC or any of its subsidiaries he has become familiar with Holdings', the Company's and their Subsidiaries' trade secrets and with other Confidential Information concerning Holdings, the Company and their predecessors and Subsidiaries and that his services have been and shall continue to be of special, unique and extraordinary value to Holdings, the Company and their Subsidiaries, including NQLLC, and therefore Executive agrees that, during the Employment Period and for eighteen months thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business competing with the businesses of Holdings, the Company or their Subsidiaries, as such businesses exist during the Employment Period or, as of the date of termination or expiration of the Employment Period, are contemplated to exist during the eighteen-month period following the date of termination or expiration of the Employment Period (the "Restricted Business") within any geographical area in which Holdings, the Company or any of its Subsidiaries engage or plan to engage during the eighteen-month period following the date of termination or expiration of the Employment Period. Nothing herein shall prohibit Executive from (i) being a


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passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation or (ii) becoming employed, engaged, associated or otherwise participating with a separately managed division or Subsidiary of a competitive business that does not engage in the Restricted Business (provided that services are provided only to such division or Subsidiary).

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of Holdings, the Company or any Subsidiary to leave the employ of Holdings, the Company or such Subsidiary, or in any way interfere with the relationship between Holdings, the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of Holdings, the Company or any Subsidiary at any time during the 18-month period immediately prior to the termination of the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Holdings, the Company or any Subsidiary to cease doing business with Holdings, the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Holdings, the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding Holdings, the Company or its Subsidiaries). Notwithstanding the foregoing, nothing in this Agreement shall prohibit Executive from employing an individual (i) with the consent of the Company or (ii) who responded to general solicitations in publications or on websites, or through the use of search firms, so long as such general solicitations or search firm activities are not targeted specifically at an employee of Holdings, the Company or any of their respective Subsidiaries. In addition, nothing in this Agreement will prohibit the making of any truthful statements made by any Person in response to a lawful subpoena or legal proceeding or to enforce such Person's rights under this Agreement, or any other agreement between Executive, Holdings, the Company and their respective Subsidiaries.

          8. Enforcement. If, at the time of enforcement of paragraph 5, 6, or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that Holdings, the Company and its Subsidiaries would suffer irreparable harm from a breach of paragraph 5, 6 or 7 by Executive and that money damages would not be an adequate remedy for any such breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of paragraph 7, the Noncompete Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured. Executive acknowledges that


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the restrictions contained in paragraph 7 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

          9. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

          10. Survival. Paragraphs 4 through 24, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

          11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

          John Murray Blackshear
          1406 Spring Cress Lane
          Seabrook, TX 77586

          Notices to the Company:

          NewQuest, Inc.
          44 Vantage Way
          Suite 300
          Nashville, TN  37228
          Attn: Chief Executive Officer
          Telecopy: (615) 291-7011


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          With a copy to:

          Kirkland & Ellis LLP
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: Kevin R. Evanich, P.C.
                Jeffrey A. Fine, Esq.
          Fax: (312) 861-2200

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

          17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


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          18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period for any reason) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

          19. Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to reasonably cooperate in any medical or other examination, supply any information reasonably requested and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

          20. Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from Holdings, the Company or any of their Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes ("Taxes") imposed with respect to Executive's compensation (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes.

          21. Consent to Jurisdiction. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS (I) TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN PARAGRAPH 11 ABOVE, OR (II) TO THE PARTY TO BE SERVED IN CARE OF SUCH PARTY'S REGISTERED AGENT IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN PARAGRAPH 11 ABOVE. NOTHING IN THIS PARAGRAPH 21 HOWEVER SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY AGREES THAT A FINAL JUDGMENT (AFTER GIVING EFFECT TO ANY TIMELY APPEALS) IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE


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ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          22. Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

          23. Corporate Opportunity. During the Employment Period, Executive shall submit to the Board all material business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware in his capacity as an officer of the Company which relate to the business of the Company or its Subsidiaries at any time during the Employment Period ("Corporate Opportunities"). Unless approved by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive's own behalf.

          24. Executive's Cooperation. During the Employment Period and thereafter, Executive shall reasonably cooperate with the Company and its Subsidiaries in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice and at reasonable times for interviews and factual investigations, appearing at the Company's request upon reasonable notice and at reasonable times to give testimony without requiring service of a subpoena or other legal process, delivering to the Company requested information and relevant documents which are or may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). In the event the Company requests Executive's cooperation in accordance with this paragraph, the Company shall (i) reimburse Executive for all reasonable travel expenses and other reasonable out-of-pocket expenses (including lodging and meals) upon submission of receipts and (ii) reimburse Executive for all reasonable fees and expenses, including without limitation all attorneys fees and expenses, incurred by Executive in connection with any such investigation or proceeding. Notwithstanding anything contained herein to the contrary, Executive shall not be required to cooperate or assist the Company in any such investigation or proceeding in the event that (i) legal counsel to Executive advises him that a reasonable likelihood exists of a conflict of interest between the Company and its Affiliates and Executive or (ii) cooperation with the Company could incriminate the Executive or adversely affect the defense by Executive of any investigation, claim or proceeding.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          NEWQUEST, INC.


                                          By:
                                              ----------------------------------
                                          Its:
                                               ---------------------------------


                                          --------------------------------------
                                          JOHN MURRAY BLACKSHEAR

                                                                       Exhibit A

                                 GENERAL RELEASE

     I, John Murray Blackshear, in consideration of and subject to the performance by NewQuest, Inc., a Delaware corporation (together NewQuest Holdings, Inc. and each of their respective subsidiaries, the "Company"), of its obligations under the Employment Agreement, dated as of the date as of March 1, 2005 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company's direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under paragraph 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2. Except as provided in paragraph 4 below and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
     Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law,


                                      ExB-1
     regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as


                                      ExB-2
     required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding anything herein to the contrary, each of the parties (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this transaction contemplated in the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants or potential participants in the Agreement, (iii) any financial information (except to the extent such information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party on the terms and subject to the limitations set forth in paragraph 24 of the Agreement.

11. I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential in accordance with the terms of the Agreement unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect (i) any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof, (ii) any rights or obligations under applicable law which cannot be waived or released pursuant to an agreement, (iii) any rights to payments or benefits under paragraph 4(b) of the Agreement, (iv) my rights of indemnification and directors and officers insurance coverage to which I may be entitled solely with regards to my service


                                      ExB-3
     as an officer or director of the Company; (v) my rights with regard to accrued benefits under any employee benefit plan, policy or arrangement maintained by the Company or under COBRA; and (vi) my rights as a stockholder or other equityholder of the Company and/or its affiliates.

13. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)  I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)  I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON [_______________ __, _____] TO CONSIDER IT AND THE CHANGES MADE SINCE THE [_______________ __, _____] VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE [_______________ ___, _____] EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;


                                      ExB-4

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: _____________                       ______________________________________


                                      ExB-5